EXHIBIT 5.1

[GRAPHIC APPEARS HERE]	VINSON & ELKINS L.L.P.
ATTORNEYS AT LAW	2300 FIRST CITY TOWER
1001 FANNIN STREET
HOUSTON, TEXAS 77002-6760
TELEPHONE (713) 758-2222
FAX (713) 758-2346

www.velaw.com

December 15, 2003

Hanover Compressor Company

12001 North Houston Rosslyn Road

Houston, Texas 77086

Ladies and Gentlemen:

We have acted as counsel for Hanover Compressor Company, a Delaware corporation (the “Company”), and Hanover Compression Limited Partnership, a Delaware limited partnership (“HCLP”), with respect to certain legal matters in connection with the registration by the Company and HCLP under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of (i) $200,000,000 aggregate principal amount of 8.625% Senior Notes due 2010, which are fully and unconditionally guaranteed by HCLP (the “2010 Notes”) and (ii) $143,750,000 aggregate principal amount of 4.75% Convertible Senior Notes due 2014 (the “2014 Notes,” and together with the 2010 Notes, the “Securities”). The 2014 Notes are convertible into up to 9,583,338 shares (the “Underlying Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an initial conversion rate of 66.6667 shares of Common Stock per $1,000 principal amount of the 2014 Notes.

The 2010 Notes were offered and sold pursuant to a prospectus supplement, dated December 9, 2003 and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on December 10, 2003, to a prospectus dated November 19, 2003 (such prospectus, as amended and supplemented by the prospectus supplement, the “2010 Notes Prospectus”) included in a Registration Statement on Form S-3 (Registration No. 333-106386) (the “Registration Statement”), which was declared effective by the Commission on November 19, 2003. The 2014 Notes were offered and sold pursuant to prospectus supplement, dated December 9, 2003 and filed with the Commission pursuant to Rule 424(b) on December 10, 2003, to a prospectus dated November 19, 2003 (such prospectus, as amended and supplemented by the prospectus supplement, the “2014 Notes Prospectus”) included in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to the date hereof; (ii) the Certificate of Limited Partnership and Limited Partnership Agreement of HCLP, each as amended to the date hereof; (iii) resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the General Corporation Law of the State of Delaware (the “DGCL”), a duly constituted and acting committee thereof, being referred to herein as the “Board”); (iv) the Registration Statement; (v) the 2010 Notes Prospectus; (vi) the 2014 Notes

Hanover Compressor Company

December 15, 2003

Prospectus; (vii) the Senior Indenture, dated as of December 15, 2003, between the Company and Wachovia Bank, National Association (“Wachovia”), as Trustee (the “Senior Indenture”); (viii) the First Supplemental Indenture, dated as of December 15, 2003, among the Company, HCLP and Wachovia, as Trustee (the “2010 Notes Supplemental Indenture”); (ix) the Second Supplemental Indenture, dated as of December 15, 2003, between the Company and Wachovia, as Trustee (the “2014 Notes Supplemental Indenture”); and (x) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company and HCLP) any document reviewed by us had authority to sign in such capacity; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the 2010 Notes Prospectus, the 2014 Notes Prospectus, and the Registration Statement; and (vii) the Senior Indenture, the 2010 Notes Supplemental Indenture, and the 2014 Notes Supplemental Indenture each were duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(a) The 2010 Notes have been duly authorized, executed and issued by the Company and, assuming that the 2010 Notes have been duly authenticated by Wachovia, as Trustee, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture, as amended and supplemented by the 2010 Notes Supplemental Indenture.

(b) The 2014 Notes have been duly authorized, executed and issued by the Company and, assuming that the 2010 Notes have been duly authenticated by Wachovia, as Trustee, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture, as amended and supplemented by the 2014 Notes Supplemental Indenture.

Hanover Compressor Company

December 15, 2003

(c) With respect to shares of Common Stock, upon issuance of the Underlying Common Shares upon conversion of the 2014 Notes by the holders thereof in accordance with the provisions of the 2014 Notes and the Senior Indenture, as amended and supplemented by the 2014 Notes Supplemental Indenture, such Underlying Common Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Senior Indenture, the 2010 Notes Supplemental Indenture or the 2014 Notes Supplemental Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the laws of the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.